                                                                    EXHIBIT 4.13


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                          REGISTRATION RIGHTS AGREEMENT





                              Dated March 28, 1994





                                      among




                            ACME METALS INCORPORATED



                                       and



             THE SUBSTITUTED PURCHASERS LISTED ON SCHEDULE A HERETO




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


 1953A



                    REGISTRATION RIGHTS AGREEMENT



          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into March 28, 1994, among ACME METALS INCORPORATED, a Delaware corporation (the "Company"), and the substituted purchasers of Special Warrants of the Company listed on Schedule A hereto (collectively, the "Purchasers" and individually, "Purchaser").

          This Agreement is made pursuant to the Subscription Agreements dated March 11, 1994 (the "Subscription Agreements") between the Company and each of the Purchasers and the Purchase Agreement dated March 11, 1994 (the "Purchase Agreement") between the Company and Nesbitt Thomson Inc. (the "Dealer"), which together provide for the sale by the Company to the Purchasers of an aggregate of 5,600,000 special common stock purchase warrants (the "Special Warrants"), as described in the Purchase Agreement. Each Special Warrant entitles the holder thereof to acquire one share of common stock of the Company (each a "Security" and collectively, the "Securities") upon the exercise of the Special Warrants in accordance with the terms of the Special Warrant Indenture dated March 28, 1994 between the Company and Montreal Trust Company of Canada. In order to induce the Purchasers to enter into the Subscription Agreements, the Company has agreed to provide to the Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

          In consideration of the foregoing, the parties hereto agree as follows:


          1.  DEFINITIONS.

          As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "1933 ACT" shall mean the Securities Act of 1933, as amended from time to time.

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                                        2


          "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "CLOSING DATE" shall mean the Closing Date as defined in the Purchase Agreement.

          "COMMON SHARE CLOSING DATE" shall have the meaning set forth in the Purchase Agreement.

          "COMPANY" shall have the meaning set forth in the preamble and shall also include the Company's successors.

          "DESIGNATED OFFSHORE SECURITIES MARKET" shall have the meaning ascribed thereto under Rule 902(a) of Regulation S of the 1933 Act.

          "HOLDER" shall mean any Purchaser, for so long as it owns any Special Warrants or Registrable Securities, and each of its successors, assigns and direct and indirect transferees who become registered owners of Special Warrants or Registrable Securities. "Registered owners" are owners of the Special Warrants or the Common Shares, as the case may be, as reflected in the register maintained by the warrant agent or by the registrar and transfer agent of the Common Shares, as the case may be.

          "OBLIGOR" shall mean and refer to the Company.

          "PERSON" shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          "PROSPECTUS" shall mean the prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all materials incorporated by reference therein.

          "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble.

          "PURCHASER" shall have the meaning set forth in the preamble.

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                                       3



          "REGISTRABLE SECURITIES" shall mean the Securities; PROVIDED, HOWEVER, that any Security shall cease to be a Registrable Security when (i) a Shelf Registration Statement with respect to the Securities shall have been declared effective under the 1933 Act and such Security shall have been disposed of pursuant to such Shelf Registration Statement, (ii) such Security shall have been sold outside the United States in or through a Designated Offshore securities market, (iii) such Security shall have ceased to be outstanding or
(iv) three years have elapsed from the Common Share Closing Date.

          "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees of counsel to the underwriters or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

          "SECURITIES" shall have the meaning set forth in the Preamble.

          "SEC" shall mean the Securities and Exchange Commission.

          "SHELF REGISTRATION" shall mean a registration effected pursuant to
Section 2(a) hereof.

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                                       4



          "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Obligor pursuant to the provisions of Section 2(a) of this Agreement which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "SPECIAL WARRANTS" shall have the meaning set forth in the Preamble.


          2.    SHELF REGISTRATION UNDER THE 1933 ACT.

          (a) SHELF REGISTRATION. The Obligor shall use its best efforts to cause to be filed as soon as practicable after the date hereof, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities and to have such Shelf Registration Statement declared effective by the SEC at the earliest possible moment after the qualification of the Securities in Canada. The Obligor agrees to use its best efforts to keep the Shelf Registration Statement continuously effective until the first to occur of (i) the third anniversary of the date of the Common Share Closing Date and
(ii) the date there ceases to be any Registrable Securities. The Obligor further agrees, if necessary, to supplement or amend the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Obligor for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration, and the Obligor agrees to furnish to the Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (b) EXPENSES. The Obligor shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a). Each Holder shall pay all expenses of its counsel, underwriting discounts and commissions, if any, and transfer taxes, if any, relating to the sale or disposition of such Holders Registrable Securities pursuant to the Shelf Registration Statement.

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                                       5



          (c) EFFECTIVE REGISTRATION STATEMENT. A Shelf Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; PROVIDED, HOWEVER, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to a Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to be effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.


          3.  REGISTRATION PROCEDURES.

          In connection with the obligations of the Obligor pursuant to Section 2(a) hereof, the Obligor shall:

          (a) prepare and file with the SEC a Shelf Registration Statement on the appropriate form under the 1933 Act, which form (x) shall be selected by the Obligor and (y) shall be available for the sale of the Registrable Securities by the selling Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use its best efforts to cause such Shelf Registration Statement to become effective and remain effective in accordance with Section 2 hereof;

          (b) prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the applicable period, cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act;

          (c) furnish to each Holder and to each underwriter of an underwritten offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company hereby consents to the use of each such Prospectus, including each such preliminary Prospectus and any amendment or supplement thereto, by each such Holder and by any such agent and underwriter, in each case in the form most recently provided to such party by the Company, in connection with the offering and sale of the Registrable Securities covered by the Prospectus, including each such preliminary Prospectus, or any amendment or supplement thereto;

          (d) use its best efforts to register or qualify the Registrable Securities under the applicable state securities or "blue sky" laws of such United States jurisdictions as any Holder shall reasonably request in writing during the time the Shelf Registration Statement is effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify as a foreign partnership, or corporation, as the case may be, or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

          (e) notify each Holder promptly and, if requested by such Holder, confirm such advice in writing (i) when a Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any formal proceedings for that purpose, (iv) if, between the effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Obligor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose and (v) of the happening of

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                                       7



     any event during the period a Shelf Registration Statement is effective which makes any statement made in such Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Shelf Registration Statement or Prospectus in order to make the statements therein not misleading;

          (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Shelf Registration Statement at the earliest possible moment;

         (g) furnish to each Holder, without charge, at least one conformed copy of each Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (h) cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders may reasonably request prior to the closing of any sale of Registrable Securities;

          (i) upon the occurrence of any event contemplated by Section 3(e)(v) hereof, prepare and furnish to each Holder without delay a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

          (j) for a reasonable period prior to the filing of the Shelf Registration Statement, and throughout the period specified in Section 2(a), make available for inspection by Holders who shall certify to the Company that they have current intention to sell the Registrable Securities pursuant to the Shelf Registration Statement such financial and other information and books and records of the Company, and cause the officers, employees, counsel and independent certified public accountants of the Company to respond to such inquiries, as shall be reasonably necessary, in the judgment of counsel to the Holders, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; PROVIDED, HOWEVER, that each such party shall be required to maintain in confidence and not to disclose to any other Person any information or records reasonably designated by the Company in writing as being confidential, until such time as (i) such information becomes a matter of public record (whether by virtue of its inclusion in the Shelf Registration Statement or otherwise), (ii) such party shall be required to disclose such information pursuant to the subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Company prompt prior written notice of such requirement) or (iii) such information is required to be set forth in the Shelf Registration Statement or the Prospectus or in an amendment to the Registration Statement or an amendment or supplement to the Prospectus in order that the Shelf Registration Statement, Prospectus, amendment or supplement, as the case may be, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          The Obligor may (as a condition to such Holder's participation in the Shelf Registration) require each Holder to furnish to the Obligor such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Obligor may from time to time reasonably request in writing.

          Each Holder agrees that, upon receipt of any notice from the Obligor of the happening of any event of the kind described in Section 3(e)(v) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i) hereof, and, if so directed by the Obligor, such Holder will deliver to the Obligor (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.
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                                       9



          4.  REPRESENTATIONS AND WARRANTIES.

          The Company represents and warrants to, and agrees with, each Purchaser and each of the Holders that:

          (a) The Shelf Registration Statement covering Registrable Securities and each Prospectus (including any preliminary Prospectus) contained therein or furnished pursuant to Section 3(e) hereof and any further amendments or supplements to the Shelf Registration Statement or Prospectus, when it becomes effective or is filed with the SEC, as the case may be, and, in the case of an underwritten offering of Registrable Securities, at the time of the closing under the underwriting agreement relating thereto, will conform in all material respects to the requirements of the 1933 Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make statements therein not misleading; and at all times subsequent to the effectiveness of the Shelf Registration Statement when a Prospectus would be required to be delivered under the 1933 Act, other than from (i) such time as a notice has been given to holders of Registrable Securities pursuant to Section 3(e)(v) hereof until (ii) such time as the Company furnishes an amended or supplemented Prospectus pursuant to Section 3(i) hereof, each such Shelf Registration Statement, and each prospectus (including any preliminary Prospectus) contained therein or furnished pursuant to Section 3(c) hereof, as then amended or supplemented, will conform in all material respects to the requirements of the 1933 Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omission made in reliance upon and in conformity with information furnished in writing to the Company by any Purchaser, Holder or any underwriter, expressly for use therein.

          (b) Any documents incorporated by reference in the Prospectus, when they become or became effective or are or were filed with the SEC, as the case may be, will conform or conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any

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                                       10



statements or omission made in reliance upon and conformity with information furnished in writing to the Company by a Holder or any underwriter expressly for use therein.

          (c) The compliance by the Company with all of the provisions of this Agreement and the rights granted hereby and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of the property or assets of the Company or any subsidiary is subject nor create or give rise to a right in any other party to or beneficiary of any such material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to take security in assets of the Company or any of its subsidiaries, nor will such action result in any violation of the provisions of the certificate of incorporation or the by-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any subsidiary or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement and the rights granted hereby, except the registration under the 1933 Act of the Registrable Securities and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the offering and distribution of the Registrable Securities.

          5.    INDEMNIFICATION; CONTRIBUTION.

          (a) The Company shall indemnify and hold harmless each of the Purchasers, each Holder and each Person, if any, who controls any Holder within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the 1933 Act, including all documents incorporated therein by reference, or by the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than in connection with a settlement described in Section 5(a)(ii) below);

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

         (iii) against any and all expenses whatsoever, as incurred
     (including, subject to the provisions of subsection (c), reasonable fees and disbursements of counsel chosen by any Holder or any underwriter (except to the extent otherwise expressly provided in Section 5 (c))), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expenses are not paid under subparagraph (i) or (ii) above;

PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Purchasers, such Holder or underwriter expressly for use in a Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

          (b) Each of the Purchasers and (as a condition to such Holder's participation in such registration) each Holder severally and not jointly agrees to indemnify and hold harmless the Company, the other Purchasers, each underwriter and the other selling Holders, and each of their respective directors and officers (including each officer of the Company who signed the Shelf Registration Statement), and each Person, if any, who controls the Company, any of the Purchasers, any underwriter or any other selling Holder within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in
Section 5(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the applicable Purchaser or selling Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than under this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, which approval shall not be unreasonably withheld, provided that, if such indemnified party or parties reasonably determine that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party or parties, then such indemnifying party or parties shall not be entitled to assume such defense. If the indemnifying party or parties are not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, counsel for the indemnifying party or parties shall be entitled to conduct the defense of such indemnifying party or parties and counsel for the indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties, it being understood that both such counsel will cooperate with each other to conduct the defense of such action as efficiently as possible. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 5 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company, the Purchasers and the Holders shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company, the Purchasers and the Holders; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. As between the Company, the Purchasers and the Holders, such parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement in such proportion as shall be appropriate to reflect (i) the relative benefits received by the Company on the one hand and the Purchasers and the Holders on the other hand, from the offering of the Registrable Securities included in such offering and (ii) the relative fault of the Company on the one hand and the Purchasers and the Holders on the other, with respect to the statements or omissions which resulted in such loss, liability, claim, damage or expense, or action in respect thereof, as well as any other relevant equitable considerations. The Company, the Purchasers and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the relevant equitable considerations. For purposes of this Section 5, each Person, if any, who controls any of the Purchasers or a Holder within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Purchaser or such Holder, and each director of the Company, each officer of the Obligor who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

          6.    MISCELLANEOUS.

          (a) NO INCONSISTENT AGREEMENTS. The Company has not entered into nor will the Company on or after the date of this Agreement enter into any agreement which is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least 66-2/3% of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or departure; PROVIDED that no amendment, modification or supplement or waiver or consents to departure with respect to the provisions of Section 5 hereof shall be effective as against any Holder unless consented to in writing by such Holder.

          (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery
(i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 6(c), which address initially is, with respect to the Purchasers, the as address set forth in the Subscription Agreement signed by the applicable Purchaser; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c). If any Holder other than a Purchaser does not give notice of its most current address to the Company pursuant to Section 6(c)(i), the Company shall be entitled to make all notices and other communications provided for and permitted hereunder to the address of such Holder as reflected in the register maintained by the warrant agent or by the registrar and transfer agent of the Common Shares, as the case may be, and such notice or communication shall be deemed to have fulfilled all of the Company's obligations hereunder with respect to notice or communication to such Holder required or permitted by the event or circumstance triggering the notice or communication.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          (d) SPECIFIC PERFORMANCE. It is expressly acknowledged that, on and after the Common Share Closing Date, there may be no adequate remedy at law if the Company or a Holder, as the case may be, fails to perform any of its obligations hereunder and that each such party may be irreparably harmed by and such failure, and accordingly each such party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled, on and after the Common Share Closing Date, to compel specific performance of the obligations of the other party under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

          (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; PROVIDED that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Special Warrants or Registrable Securities, in any manner, whether by operation of law or otherwise, such Special Warrants or Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Special Warrants or Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof.

          (f) SURVIVAL. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any Holder, any director, officer or partner or such Holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities and the transfer and registration of Registrable Securities by such Holder.

          (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on this 28th day of March, 1994.


                                   ACME METALS INCORPORATED


                                   By  /s/  Edward P. Weber, Jr.
                                     ------------------------------
                                      Name:   Edward P. Weber, Jr.
                                      Title:  Vice President,
                                               General Counsel
                                               and Secretary

Confirmed and accepted as of
  March 28, 1994:




By  /s/ Joseph F. Conway
  -----------------------------
  Name:   Joseph F. Conway
  Title:  Attorney-in-fact for the
          Substituted Purchasers listed
          on Schedule A hereto